Exhibit 32.03

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Gregg Buckbinder, the Chief Financial and Operating Officer and principal financial officer of Millburn Ridgefield Corporation, the Managing Owner of Global Macro Trust (the "Trust"), certify that (i) the Quarterly Report of the Trust on Form 10-Q for the period ending September 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.


/s/ Gregg Buckbinder
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    Gregg Buckbinder
    Chief Financial and Operating Officer
    November 11, 2005